UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 19, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 19, 2013, Heron Lake BioEnergy, LLC (the “Company”) entered into a Limited Management Services Agreement (the “Agreement”) with Energy Management Solutions, Inc. (“EMS”), an affiliate of ICM, Inc., the licensor of certain process technology used in the Company’s ethanol plant.

Pursuant to the Agreement, the Company engaged EMS on a temporary basis to provide personnel to fulfill the duties of temporary general manager at the Company’s ethanol plant.  Pursuant to the Agreement, EMS will designate one of its employees to perform, on a full time basis, the duties of “Temporary General Manager” during the term of the Agreement.  The Temporary General Manager will normally be at the Company’s plant Monday through Friday.  The Temporary General Manager will supervise the operational functions at the plant with respect to the production of ethanol, distillers’ grain and co-products.  The Temporary General Manager will also have authority and control over the management functions at the Company’s plant.  The other specific duties of the Temporary General Manager are described in the Agreement.

For its services under the Agreement, the Company will pay EMS a management fee of $175 per hour for the Temporary General Manager’s working hours and $90 per hour for the Temporary General Manager’s travel hours. If emergency weekend on-site coverage is required, the management fee for all associated hours (excluding travel hours) will be $225 per hour. The Company also will pay EMS for its reasonable and necessary costs and expenses at the cost incurred by the Temporary General Manager plus 15%. The term of the Agreement is from June 19, 2013 to October 18, 2013, subject to earlier termination including by the Company for convenience upon not less than fifteen days’ written notice to EMS and by EMS for convenience upon not less than thirty days’ written notice to the Company.

The Company entered into the Agreement under and pursuant to its affirmative covenants the Sixth Amended and Restated Master Loan Agreement entered into with AgStar Financial Services, PCA on May 17, 2013, which was summarized in the Company’s Current Report on Form 8-K dated May 17, 2013 and filed on May 23, 2013.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in their entirety by reference to the Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending July 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: June 21, 2013